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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of First USA, Inc. on Form S-4 (File No. 333- ) of our report dated February 21, 1997, on our audits of the consolidated financial statements of BANC ONE CORPORATION and Subsidiaries, as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995, and 1994, incorporated by reference in BANC ONE CORPORATION 's Annual Report on Form 10-K, as amended, for the year ended December 31, 1996. We also consent to the reference to our Firm under the caption of "Experts" on Form S-4.

                                          /s/ Coopers & Lybrand L.L.P.

                                          COOPERS & LYBRAND L.L.P.

Columbus, Ohio
May 6, 1997